Exhibit 99.2

Oruka Therapeutics Announces Positive Interim Phase 1 Results for ORKA-001

Half-life of approximately 100 days increases likelihood of once-per-year dosing

Pharmacokinetic profile supports the ability to achieve exposures that could lead to higher efficacy and extended off-treatment remissions

Well tolerated with a favorable safety profile consistent with the IL-23p19 class

EVERLAST-A Phase 2a trial enrollment ongoing with data expected 2H 2026

MENLO PARK, Calif., Sept. 17, 2025 (GLOBE NEWSWIRE) -- Oruka Therapeutics, Inc. (“Oruka”) (Nasdaq: ORKA), a biotechnology company developing novel biologics designed to set a new standard for the treatment of chronic skin diseases including plaque psoriasis (PsO), today announced interim data from its Phase 1 trial of ORKA-001, the Company’s long-acting IL-23p19 antibody, in a late-breaking abstract at the European Academy of Dermatology and Venerology (EADV) Congress in Paris, France. These results, as well as additional details on the EVERLAST-A trial design, will be presented in two oral presentations at the conference.

“ORKA-001’s approximately 100-day half-life exceeded our expectations and has the potential to enable multiple ‘upside’ scenarios for the program,” said Lawrence Klein, PhD, CEO of Oruka. “We are increasingly confident that ORKA-001 can redefine the standard of care in this important disease. I’m very pleased with how quickly our team has progressed this program and by the enthusiasm we are hearing from investigators and patients.”

Interim results from the Phase 1 trial support the potential for ORKA-001 to change the PsO treatment paradigm. The ongoing EVERLAST-A Phase 2a trial is designed to test whether ORKA-001 can enable annual dosing, higher rates of skin clearance than standard of care, and long-term off-treatment remissions. Oruka expects to present initial data from EVERLAST-A in 2H 2026.

Key Phase 1 Interim Findings

The Phase 1 trial is a first-in-human, randomized, double-blind, placebo-controlled trial designed to evaluate the safety and pharmacokinetics (PK) of ORKA-001 in healthy volunteers. The study enrolled 24 healthy adult participants into three single ascending subcutaneous dose cohorts of 300 mg, 600 mg, and 1200 mg. Interim results from the Phase 1 trial include:

●	PK: ORKA-001 showed a half-life of approximately 100 days, greater than three times that of risankizumab, and a Cmax that exceeded risankizumab at an equivalent dose, based on previously reported risankizumab data. These properties increase the likelihood of achieving once-yearly maintenance dosing and demonstrate comparable exposures to the KNOCKOUT study, which could lead to best-in-class rates of skin clearance and extended off-treatment remissions.

●	Pharmacodynamics (PD): Single doses of ORKA-001 demonstrated complete and sustained inhibition of STAT3 signaling, a downstream marker of IL-23 activity, in an ex vivo assay through 24 weeks (the longest follow-up available).

●	Safety: ORKA-001 was well tolerated at all dose levels, with a favorable safety profile consistent with the anti-IL-23 class. There were no severe treatment-emergent adverse events (TEAEs) or serious adverse events. The only TEAEs to occur in more than two subjects were headache, upper respiratory tract infections, and transient erythema at the injection site. The study remains blinded, and all subjects remain on study.

EVERLAST Phase 2 Trials of ORKA-001 in Plaque Psoriasis

The ongoing EVERLAST-A trial is a randomized, double-blind, placebo-controlled Phase 2a trial designed to evaluate the safety and efficacy of a single dose level of ORKA-001 in moderate-to-severe PsO patients. Enrollment and dosing at sites across the U.S. and Canada are currently progressing well, and the Company expects to share initial data from EVERLAST-A in 2H 2026. Data presented at that time is expected to include PASI 100 at Week 16 for all patients and preliminary durability data that could show the potential for yearly dosing and off-treatment remissions.

●	EVERLAST-A will enroll approximately 80 patients randomized 3:1 to receive 600 mg ORKA-001 at Week 0 and 4 or matching placebo. The primary endpoint is PASI 100 at Week 16. ORKA-001 exposures are expected to match or exceed exposures in the KNOCKOUT study, testing whether higher antibody exposures can lead to greater efficacy.

●	At Week 28, patients who have achieved PASI 100, or completely clear skin, will be randomized 2:1 to an arm where either (1) they do not receive another dose until disease recurrence or (2) they receive 300 mg ORKA-001 every six months. The “no-dose” arm will evaluate the possibility of both yearly dosing and extended off-treatment remissions (defined in the literature as clear skin over one year from last administration of a therapeutic). Patients who have not achieved PASI 100 at Week 28 will receive 300 mg ORKA-001 every six months.

●	At Week 16, patients receiving placebo will cross over to 600 mg ORKA-001 at Week 16 and 20, followed by once-yearly dosing of ORKA-001, providing additional data on the efficacy of yearly dosing.

In addition, Oruka expects to initiate a dose-ranging Phase 2b trial of ORKA-001 in moderate-to-severe PsO patients, EVERLAST-B, in 1H 2026. EVERLAST-B will evaluate three dose levels of ORKA-001: 37.5 mg at Week 0, 300 mg at Weeks 0 and 4, and 600 mg at Weeks 0 and 4, versus placebo. The primary endpoint is PASI 100 at Week 16. To expedite development, EVERLAST-B dosing is projected to begin enrolling before the completion of EVERLAST-A.

Details of the oral presentations at EADV:

●	Phase 1 Clinical Data of ORKA-001, a Novel Half-Life Extended IL-23p19 Monoclonal Antibody with Potential for Once-Yearly Dosing in Plaque Psoriasis

Author: Dr. James Krueger

Presentation ID: D2T01.4D

Late-Breaking Presentation: Thursday, September 18, 16:45-17:00 CET

Location: Paris Nord

●	EVERLAST-A: A Phase 2a Study Design of ORKA-001, a Novel Half-Life Extended IL-23p19 Monoclonal Antibody for Plaque Psoriasis

Author: Dr. Andrew Blauvelt

Presentation ID: FC02.1l

Oral Presentation: Thursday, September 18, 11:35-11:45 CET

Location: W05-W06

About ORKA-001

ORKA-001 is a novel, subcutaneously administered, half-life extended monoclonal antibody targeting IL-23p19. Inhibitors of IL-23p19 have become the preferred first-line therapy for patients with moderate-to-severe PsO given their strong efficacy and safety profile. Currently approved therapies are dosed four to six times per year and deliver PASI 100, or fully clear skin, for less than half of patients after four months. ORKA-001 has the potential to be dosed just once or twice per year and is designed to achieve higher exposures than currently marketed IL-23p19 antibodies, which could lead to higher rates of disease clearance and extended off-treatment remissions. ORKA-001 is designed to match the validated biology of risankizumab by binding to a similar epitope with similar affinity, but has a significantly extended half-life of approximately 100 days.

About Oruka Therapeutics

Oruka Therapeutics is developing novel biologics designed to set a new standard for the treatment of chronic skin diseases. Oruka’s mission is to offer patients suffering from chronic skin diseases like plaque psoriasis the greatest possible freedom from their condition by achieving high rates of complete disease clearance with dosing as infrequently as once or twice a year. Oruka is advancing a proprietary portfolio of potentially best-in-class antibodies that were engineered by Paragon Therapeutics and target the core mechanisms underlying plaque psoriasis and other dermatologic and inflammatory diseases. For more information, visit www.orukatx.com and follow Oruka on LinkedIn.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Oruka’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Oruka’s ability to achieve the expected benefits or opportunities with respect to ORKA-001, including its anticipated half-life, potential dosing intervals, ability to deliver off-treatment remissions, anticipated rates of disease clearance, and safety and tolerability profile; the competitive outlook; and anticipated trial design, enrollment targets and timelines to clinical development and data release milestones for ORKA-001. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Oruka will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Oruka’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties inherent in the drug development process, including risks related to the design and conduct of clinical trials; risks that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; risks related to the regulatory approval process and the timing of regulatory filings; risks related to Oruka’s ability to successfully establish, protect and defend its intellectual property; risks related to other matters that could affect the sufficiency of the company’s capital resources to fund operations; and changes in the competitive landscape. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, see the uncertainties and factors described under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Oruka’s most recent filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of Oruka’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and in Oruka’s SEC filings. Oruka does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.

Investor Contact:

Alan Lada

(650)-606-7911

alan.lada@orukatx.com

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